FOR IMMEDIATE RELEASE

Contact:	Thomas R. Butkus, Chairman of the Board, President, and Chief Executive Officer
Jerry A. Weberling Executive Vice President and Chief Financial Officer
(708) 687-7400

AJS Bancorp, Inc. Announces Increase in Second Quarter 2016 Net Income

MIDLOTHIAN, IL – August 9, 2016 – AJS Bancorp, Inc. (the “Company”) (OTC Pink: AJSB), the holding company for A.J. Smith Federal Savings Bank (the “Bank”), announced second quarter 2016 net income of $150,000, or $0.07 per share, compared to a net loss of $108,000, or $ (0.05) per share, for the second quarter of 2015. Net income for the six months ended June 30, 2016 was $322,000, or $0.15 per share, compared to a net loss of $33,000, or $ (0.02) per share for the six months ended June 30, 2015.

Comparison of Operating Results for the Three Months Ended June 30, 2016 and 2015

Net income for the three months ended June 30, 2016 was $150,000, an increase of $258,000 compared to the net loss of $108,000 for the three months ended June 30, 2015. The increase was mainly attributable to a $37,000 increase in securities gains, a $165,000 decrease in the provision for loan losses, and a $243,000 decrease in non-interest expenses, partially offset by a $169,000 increase in income tax expense.

Net interest income was flat at $1.1 million for the three months ended June 30, 2016, as compared to the same period in 2015. The net interest margin increased by three basis points to 2.36% for the three months ended June 30, 2016 compared to 2.33% for the same period in 2015 as the decline in the cost of interest-bearing liabilities driven by the repayment of higher cost FHLB advances outpaced the decline in yield on interest-earning assets.

The Company recorded a $50,000 credit to the provision for loan losses for the three months ended June 30, 2016 and a $115,000 provision for loan losses for the three months ended June 30, 2015. The credit provision was due to a decline in historical loss factors, reduction in the level of substandard assets and having net recoveries for the current quarter of $13,000 compared to net charge-offs of $105,000 for the three months ended June 30, 2015. The allowance for loan losses was $864,000, or 0.78% of total loans, at June 30, 2016 compared to $988,000, or 0.86% of total loans, at December 31, 2015. The decrease in the allowance for loan losses as a percentage of total loans was due to a decline in the historical loss factors on one- to-four family, multifamily and commercial real estate loans collectively evaluated for impairment, a $3.3 million decrease in loans classified as substandard which have higher loss factors assigned, the continued reduced risk profile of the loan portfolio, and improvements in economic conditions in the Bank’s local market area.

Non-interest income increased $27,000 to $201,000 for the three months ended June 30, 2016, from $174,000 for the same period in 2015. The increase was primarily due to a $37,000 increase in gain on securities sales.

Non-interest expense decreased $243,000, or 17.5%, to $1.1 million for the three months ended June 30, 2016, as compared to $1.4 million for the same period in 2015.  The decrease was primarily due to a $222,000 decrease in other real estate owned (income) expense/impairment. Other real estate owned (income) expense/impairment decreased $222,000 to ($14,000) for the three months ended June 30, 2016, from $208,000 for the three months ended June 30, 2015. The decrease was primarily due to the prior year period which included write-downs of $205,000 on two commercial properties, and the current year period which included $17,551 of operating income received from the commercial property that was sold during the current quarter.

We recorded an income tax expense of $75,000 for the three months ended June 30, 2016 as compared to an income tax benefit of $94,000 for the three months ended June 30, 2015. The increase in the income tax expense was primarily due to the $427,000 increase in income (loss) before income taxes for the second quarter of 2016 compared to the same period in 2015.

Comparison of Operating Results for the Six Months Ended June 30, 2016 and 2015

Net income for the six months ended June 30, 2016 was $322,000, an increase of $355,000 from the net loss of $33,000 for the six months ended June 30, 2015. The increase was mainly attributable to a $240,000 decrease in the provision for loan losses, and a $329,000 decrease in non-interest expense, partially offset by a $209,000 increase in income tax expense.

Net interest income was flat at $1.1 million for the three months ended June 30, 2016 and 2015. The net interest margin increased by three basis points to 2.36% for the three months ended June 30, 2016 compared to 2.33% for the three months ended June 30, 2015 as the decline in the cost of interest-bearing liabilities driven by the repayment of higher cost FHLB advances outpaced the decline in yield on interest-earning assets. The net interest rate spread increased four basis points to 2.27% for the three months ended June 30, 2016 compared to 2.23% for the three months ended June 30, 2015.

We recorded a credit to the provision for loan losses of $110,000 for the six months ended June 30, 2016 and a provision for loan losses of $130,000 for the six months ended June 30, 2015. The allowance for loan losses was $864,000, or 0.78% of total loans, at June 30, 2016 compared to $988,000, or 0.96% of total loans, at December 31, 2015. The decrease in the allowance for loan losses as a percent of total loans was due to a decline in the historical loss factors on one-to four-family, multifamily and commercial real estate loans collectively evaluated for impairment, the continued reduced risk profile of the loan portfolio, and improvements in economic conditions in the Bank’s market area.

Non-interest income decreased $16,000 to $377,000 for the six months ended June 30, 2016, from $393,000 for the six months ended June 30, 2015. The decrease was primarily due to small decreases in other non-interest income due to less broker fees on correspondent loans.

Non-interest expense decreased $329,000, or 12.6%, to $2.3 million for the six months ended June 30, 2016, from $2.6 million for the six months ended June 30, 2015.  The decrease was primarily due to $246,000 of lower other real estate owned (income) expense/impairment for the reasons noted above, a $52,000 decrease in compensation and employee benefits expense due to lower compensation expense related to reduced headcount, and a $29,000 decrease in federal deposit insurance expense due to the Bank’s  improved regulatory condition and smaller asset size.

We recorded an income tax expense of $137,000 for the six months ended June 30, 2016 as compared to an income tax benefit of $72,000 for the six months ended June 30, 2015. The increase in income tax expense was primarily due to $564,000 increase in income (loss) before income taxes for the six months ended June 30, 2016 compared to the same period in 2015.

Comparison of Financial Condition at June 30, 2016 and December 31, 2015:

Total consolidated assets as of June 30, 2016 were $202.6 million, a decrease of $6.3 million, or 3.0%, from $208.9 million at December 31, 2015.  The decrease was due to declines in securities available-for-sale, net loans, FHLB stock and other real estate owned, partially offset by increases in cash and cash equivalents and receivable due from broker.

Cash and cash equivalents increased $1.6 million, or 5.2%, to $31.5 million at June 30, 2016 from $29.9 million at December 31, 2015. The primary reason for the increase in cash and cash equivalents was due to the excess liquidity created by declines in securities available-for-sale and net loans of $4.1 million and $4.5 million, respectively, offset by the $5.0 million repayment of maturing FHLB advances and $2.1 million increase in receivable due from broker.

Securities available-for-sale decreased $4.1 million, or 8.2%, to $45.8 million at June 30, 2016 from $49.9 million at December 31, 2015.  The decrease was primarily due to securities available-for-sale principal repayments, calls and sales of $13.8 million exceeding new securities purchases of $9.0 million and an increase in the unrealized gain on available-for-sale securities of $673,000 as a result of the decrease in interest rates during the six months ended June 30, 2016.

Net loans decreased $4.5 million, or 3.9%, to $110.0 million at June 30, 2016 from $114.4 million at December 31, 2015.  The decrease was primarily attributable to decreases in our one-to four-family residential, multifamily and commercial real estate and home equity loan portfolios during the six months ended June 30, 2016. One-to four-family residential loans decreased $2.6 million, or 3.6%, to $97.5 million at June 30, 2016 from $100.1 million at December 31, 2015. The decrease was primarily due to rate competition and increased refinance activity in the current low interest rate environment. Multifamily and commercial real estate loans declined $774,000, or 8.9%, to $7.9 million at June 30, 2016 from $8.7 million at December 31, 2015. Home equity loans decreased $1.2 million, or 18.8%, to $5.2 million at June 30, 2016 from $6.4 million at December 31, 2015. The decrease in the multifamily and commercial real estate loan portfolio was due to higher repayments and the lack of new loan opportunities with the aggressive price competition for these loans in the Bank’s marketplace. Home equity loans continue to decline in the current rate environment as borrowers refinance into fixed rate loan products.

Federal Home Loan Bank stock decreased $693,000, or 53.7%, to $598,000 at June 30, 2016 from $1.3 million at December 31, 2015 as we sold shares of FHLB stock back to the FHLB.  The decrease was primarily due to the decrease in outstanding FHLB advances and changes in the membership stock requirement as specified in the FHLB of Chicago’s capital plan.

Other real estate owned decreased $267,000, or 87.0%, to $40,000 at June 30, 2016 from $307,000 at December 31, 2015. The decrease was primarily due to the sales of one one-to four- family residential property and one commercial property which resulted in a loss of $4,000 during the six months ended June 30, 2016.

Total deposits decreased $1.2 million, or 0.7%, to $164.4 million at June 30, 2016 from $165.6 million at December 31, 2015. Higher cost certificates of deposit decreased $1.5 million, or 2.6%, to $55.2 million at June 30, 2016 from $56.7 million at December 31, 2015. The decline in the balance of certificates of deposit was attributable to legacy certificates of deposit customers seeking higher yields as accounts re-priced to current lower market interest rates upon maturity and/or moving maturing certificates into more liquid core deposit accounts in anticipation of higher interest rates. NOW and checking account balances decreased $914,000, or 2.7%, to $33.5 million at June 30, 2016 from $34.5 million at December 31, 2015. Money market accounts decreased $209,000, or 4.2%, to $4.8 million at June 30, 2016 from $5.0 million at December 31, 2015. Passbook account balances grew $1.4 million, or 2.0%, to $70.9 million at June 30, 2016 from $69.5 million at December 31, 2015. The increase in our lower cost core deposits, which we consider being our passbook, checking and NOW accounts were partially offset by decreases in our money market and certificate of deposit accounts..

FHLB of Chicago advances decreased $5.0 million to zero at June 30, 2016 from $5.0 million at December 31, 2015.  Due to our excess liquidity, we repaid our maturing FHLB advances of $5.0 million with a weighted average interest rate of 2.55% during the six months ended June 30, 2016.

Total stockholders’ equity decreased $55,000, or 0.2%, to $32.4 million at June 30, 2016 from $32.5 million at December 31, 2015. The Company repurchased 41,722 shares at an average price of $14.56 per share for the third stock repurchase program for a total cost of $607,000 and paid dividends on common stock of $202,000, which were partially offset by net income of $322,000 and an increase in the unrealized gain on securities classified as available-for-sale of $410,000 for the six months ended June 30, 2016. At June 30, 2016, there are 65,604 shares remaining to be purchased under the third stock repurchase program of 110,000 shares. Book value per share was $15.06 at June 30, 2016 as compared to $14.82 at December 31, 2015.

Cash Dividend Payment to Occur in August
The Company announced on July 20, 2016 the declaration of a quarterly cash dividend on the Company’s outstanding common stock of $0.05 per share.  The dividend will be payable to stockholders of record as of August 9, 2016 and is expected to be paid on August 23, 2016.

About AJS Bancorp, Inc.
AJS Bancorp, Inc. is the holding company for A.J. Smith Federal Savings Bank which was founded in 1892. A.J. Smith Federal Savings Bank is headquartered in Midlothian, Illinois and has two branches in Orland Park, Illinois. The Company had total consolidated assets of $202.6 million and total deposits of $164.4 million as of June 30, 2016. Additional information about the Company is available at www.ajsmithbank.com.

Safe-Harbor

This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, indentified by words such as “will,” “expected,” “believe,” and “prospects,” involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions. AJS Bancorp, Inc. undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

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AJS BANCORP, INC.
Consolidated Statements of Financial Condition (Unaudited)
June 30, 2016 and December 31, 2015
(Dollars in thousands, except per share data)

	June 30,	December 31,
	2016	2015

	(Unaudited)
ASSETS
Cash and cash equivalents	$31,485	$29,922
Securities available-for-sale	45,847	49,942
Securities held-to-maturity (fair value: 2016 -$276; 2015 - $332)	274	326
Loans, net (allowance: 2016 – $864; 2015 - $988)	109,959	114,423
Federal Home Loan Bank stock	598	1,291
Premises and equipment	3,349	3,464
Bank-owned life insurance	5,989	5,896
Other real estate owned	40	307
Accrued interest receivable	412	434
Receivable due from broker	2,106	—
Other assets	2,531	2,930

Total assets	$202,590	$208,935

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Deposits	$164,440	$165,649
Federal Home Loan Bank advances	—	5,000
Advance payments by borrowers for taxes and insurance	1,999	2,135
Other liabilities and accrued interest payable	2,657	2,659

Total liabilities	169,096	175,443

Employee Stock Ownership Plan (ESOP) repurchase obligation	1,051	994

Stockholders’ equity
Preferred stock, $.01 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value, 100,000,000 shares authorized; 2,154,718 shares outstanding at June 30, 2016 and 2,193,440 sharesoutstanding at December 31, 2015	22	22
Additional paid-in capital	12,745	13,352
Retained earnings	20,922	20,802
Accumulated other comprehensive income (loss)	189	(221)
Unearned stock awards	(422)	(444)
Unearned ESOP shares	(1,013)	(1,013)

Total stockholders’ equity	32,443	32,498

Total liabilities and stockholders’ equity	$202,590	$208,935

AJS BANCORP, INC.
Consolidated Statements of Operations (Unaudited)
(Dollars in thousands, except per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2016	2015	2016	2015

Interest and dividend income:
Loans	$1,057	$1,121	$2,143	$2,240
Securities	161	169	332	344
Interest-earning deposits	42	16	81	35

Total interest income	1,260	1,306	2,556	2,619

Interest expense:
Deposits	137	148	275	294
Federal Home Loan Bank advances	5	32	26	81

Total interest expense	142	180	301	375

Net interest income	1,118	1,126	2,255	2,244
Provision (credit) for loan losses	(50)	115	(110)	130

Net interest income after provision (credit) for loan losses	1,168	1,011	2,365	2,114

Non-interest income:
Service fees	70	74	134	141
Rental income	17	19	35	38
Earnings on bank-owned life insurance	47	48	93	96
Security gains	37	—	72	74
Other real estate owned gains (losses)	(4)	—	(4)	(19)
Other	34	33	47	63

Total non-interest income	201	174	377	393

Non-interest expense:
Compensation and employee benefits	581	595	1,146	1,198
Occupancy expense	210	181	401	365
Data processing expense	87	87	176	177
Advertising and promotion	8	11	23	22
Professional and regulatory	84	89	154	182
Postage and supplies	18	22	45	47
Bank security	33	32	60	60
Federal deposit insurance	30	49	67	96
Other real estate owned (income) expense/impairment	(14)	208	(9)	237
Other	107	113	220	228

Total non-interest expense	1,144	1,387	2,283	2,612

Income (loss) before income taxes	225	(202)	459	(105)
Income tax expense (benefit)	75	(94)	137	(72)

Net income (loss)	$150	$(108)	$322	$(33)
Earnings (loss) per share:
Basic	$0.07	$(0.05)	$0.15	$(0.02)
Diluted	$0.07	$(0.05)	$0.15	$(0.02)

Weighted average common share and common share equivalents outstanding:
Basic	2,016,189	2,041,483	2,050,682	2,043,646
Diluted	2,029,266	2,052,525	2,063,275	2,052,319

AJS BANCORP, INC.
Selected Financial Data and Ratios (Unaudited)
(Dollars in thousands, except share data)

	June 30,	December 31,	June 30,
	2016	2015	2015

Book value per share	$15.06	$14.82	$14.81
Common shares outstanding	2,154,718	2,193,440	2,198,435
Stockholders’ equity to total assets	16.01%	15.55%	15.62%

Regulatory Capital Ratios (Bank only)
Total risk-based capital to risk-weighted assets	34.48%	33.16%	31.78%
Tier 1 (core) capital to risk-weighted assets	33.46	32.03	30.59
Common equity Tier 1 capital to risk-weighted assets	33.46	32.03	N/A
Tier 1 (core) capital to adjusted total assets	14.05	13.42	13.38

Asset Quality Data and Ratios:
Non-performing loans	$1,891	$1,323	$2,363
Other real estate owned	40	307	1,300
Non-performing assets	1,931	1,630	3,663

Non-performing loans as a percent of total loans	1.71%	1.15%	2.01%
Non-performing assets as a percent of total assets	0.95	0.78	1.76
Allowance for loan losses as a percent of total loans	0.78	0.86	0.92
Allowance for loan losses as a percent of non-performing loans	45.69	74.68	45.70

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2016	2015	2016	2015

Performance Ratios (annualized):
Return on average assets	0.29%	(0.21)%	0.31%	(0.03)%
Return on average equity	1.86	(1.32)	1.99	(0.02)
Average yield on interest-earning assets	2.66	2.71	2.68	2.67
Average cost of interest-bearing-liabilities	0.39	0.48	0.41	0.49
Interest rate spread	2.27	2.23	2.27	2.18
Net interest margin	2.36	2.33	2.36	2.29
Average interest-earning assets to average interest-bearing liabilities	131.26	128.28	130.87	128.90
Efficiency ratio (1)	86.73	106.69	86.74	99.05

(1)	The efficiency ratio is calculated by dividing non-interest expense by the sum of net interest income and non-interest income.